Exhibit 99.1
Superconductor Technologies Announces $13.3 Million Common Stock Registered Direct Offering
SANTA BARBARA, Calif., Feb. 4, 2011 (GLOBE NEWSWIRE) — Superconductor Technologies Inc. (Nasdaq:SCON) (“STI”), a world leader in the development and production of high temperature superconducting (HTS) materials and associated technologies, announced that certain U.S.-based investors have agreed to invest $13.3 million in cash to purchase 5,443,000 shares of STI Common Stock. STI expects to use the approximately $12.4 million in net proceeds for general working capital purposes.
Jeff Quiram, STI’s president and chief executive officer, stated: “This financing provides us with the resources necessary to capitalize on the recent significant advances achieved in our strategic 2G HTS wire development program. We are excited about the enormous potential for 2G HTS wire and by securing this additional capital, we are well positioned to execute on our plan to become a major participant in this emerging growth market.”
The closing of the offering is scheduled to occur on or around February 9, 2011. MDB Capital Group LLC acted as the sole placement agent for the offering.
A shelf registration statement relating to the securities STI intends to sell has previously been declared effective by the Securities and Exchange Commission (“SEC”). A prospectus supplement related to the offering will be filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the base prospectus and the prospectus supplement for this offering may be obtained, when available, at the SEC’s website at www.sec.gov or from MDB Capital Group LLC at 401 Wilshire Blvd.Santa Monica, CA 90401 or by request via www.mdb.com
About Superconductor Technologies Inc. (STI)
Superconductor Technologies Inc., headquartered in Santa Barbara, CA, has been a world leader in HTS materials since 1987, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than a decade, STI has been providing innovative interference elimination and network enhancement solutions to the commercial wireless industry. The company is currently leveraging its key enabling technologies, including RF filtering, HTS materials and cryogenics to develop energy efficient, cost-effective and high performance second generation (2G) HTS wire for existing and emerging power applications, to develop applications for advanced RF wireless solutions and innovative adaptive filtering. Superconductor Technologies Inc.’s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.
The Superconductor Technologies Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3963
Safe HarborStatement
“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties, including without limitation, the risk that this offering will not close. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; the limited number of potential customers; the limited number of suppliers for some of our components; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; fluctuations in product demand from quarter to quarter; the impact of competitive filter products, technologies and pricing; manufacturing capacity constraints and difficulties; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers, such as the current worldwide recession.
Forward-looking statements can be affected by many other factors, including, those described in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of STI’s Annual Report on Form 10-K for the year ended December 31, 2009 and in STI’s other public filings. These documents are available online at STI’s website, www.suptech.com, or through the SEC’s website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.
Contact
For further information please contact Investor Relations, invest@suptech.com, Cathy Mattison or Mary Magnani of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.